Exhibit (a)(8)

                  INVESCO COMBINATION STOCK & BOND FUNDS, INC.

                            CERTIFICATE OF CORRECTION

      INVESCO International Funds, Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("MSDAT") that:

      FIRST: The title of the document being corrected is Articles
Supplementary.

      SECOND: The name of the sole party to the document being corrected is INVESCO Combination Stock & Bond Funds, Inc.

      THIRD: The document being corrected was originally filed with the MSDAT on July 11, 2003.

      FOURTH: The document as previously filed is attached hereto as Exhibit A.

      FIFTH: The corrected document is attached hereto as Exhibit B.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed on July 25th, 2003 in its name and on its behalf by its President, and witnessed by its Secretary, and the said officers of the Company acknowledge this Certificate of Correction to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, that to the best of their knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

                                    INVESCO COMBINATION STOCK
                                       & BOND FUNDS, INC.


                                    By:  /s/ Raymond R. Cunningham
                                       -----------------------------------------
                                             Raymond R. Cunningham, President

ATTEST:



By:  /s/ Glen A. Payne
   -------------------------------
         Glen A. Payne, Secretary

                                    EXHIBIT A

                  INVESCO COMBINATION STOCK & BOND FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


      INVESCO COMBINATION STOCK & BOND FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Code of the State of Maryland (the "Company), hereby certifies to the State Department of Assessments and Taxation of Maryland that:.

      FIRST: Under a power contained in the charter of the Company (the "Charter"), the board of directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held on February 3, 1999, voted to supplement the Articles of Incorporation of the Company and approved re-designating the classes of shares of the Company's Common Stock. This supplement is limited to changes expressly authorized by Section 2-105(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Company's stockholders.

      The Board of Directors reclassified and designated shares (the "Shares") of Common Stock (as defined in the Charter) as shares of INVESCO Total Return Fund with the following classes in the amounts set forth beside each class:

      INVESCO Total Return Fund-- Institutional Class              100,000,000

      SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was seven billion five hundred million (7,500,000,000) shares, $.0l par value per share, having an aggregate par value of seventy-five million dollars ($75,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

      INVESCO Balanced Fund-- Investor Class                       200,000,000
      INVESCO Balanced Fund-- Institutional Class                  100,000,000
      INVESCO Balanced Fund-- Class A                              100,000,000
      INVESCO Balanced Fund-- Class B                              100,000,000
      INVESCO Balanced Fund-- Class C                              100,000,000
      INVESCO Balanced Fund-- Class K                              100,000,000

      INVESCO Equity Income Fund-- Investor Class                1,000,000,000
      INVESCO Equity Income Fund-- Class A                       1,000,000,000
      INVESCO Equity Income Fund-- Class B                       1,000,000,000
      INVESCO Equity Income Fund-- Class C                       1,000,000,000
      INVESCO Equity Income Fund-- Class K                       1,000,000,000

      INVESCO Total Return Fund-- Investor Class                   300,000,000
      INVESCO Total Return Fund-- Class A                          300,000,000
      INVESCO Total Return Fund-- Class B                          300,000,000
      INVESCO Total Return Fund-- Class C                          300,000,000
      INVESCO Total Return Fund-- Class K                          100,000,000

      THIRD: The total number of shares of stock of all classes that the Company is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Company has authority to issue is seven billion five hundred million (7,500,000,000) shares of common stock with a par value of one ($0.01) per share of all authorized shares, for an aggregate par value of Seventy-five million dollars ($75,000,000.00).

      FOURTH: The total number of shares of stock which the Company has the authority to issue pursuant to the reclassification of shares described herein is seven billion five hundred million (7,500,000,000) shares, $01 par value per share, having an aggregate par value of seventy-five million dollars ($75,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

      INVESCO Balanced Fund-- Investor Class                       200,000,000
      INVESCO Balanced Fund-- Institutional Class                  100,000,000
      INVESCO Balanced Fund-- Class A                              100,000,000
      INVESCO Balanced Fund-- Class B                              100,000,000
      INVESCO Balanced Fund-- Class C                              100,000,000
      INVESCO Balanced Fund-- Class K                              100,000,000

      INVESCO Equity Income Fund-- Investor Class                1,000,000,000
      INVESCO Equity Income Fund-- Class A                       1,000,000,000
      INVESCO Equity Income Fund-- Class B                       1,000,000,000
      INVESCO Equity Income Fund-- Class C                       1,000,000,000
      INVESCO Equity Income Fund-- Class K                       1,000,000,000

      INVESCO Total Return Fund-- Investor Class                   300,000,000
      INVESCO Total Return Fund-- Institutional Class              100,000,000
      INVESCO Total Return Fund-- Class A                          300,000,000
      INVESCO Total Return Fund-- Class B                          300,000,000
      INVESCO Total Return Fund-- Class C                          300,000,000
      INVESCO Total Return Fund-- Class K                          100,000,000

      FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

      SIXTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

      SEVENTH: A description of each class of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as outlined in the Articles of Incorporation of the Company and has not been changed.

      The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

      The undersigned, President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on the 9th day of July, 2003.

                                     INVESCO COMBINATION STOCK & BOND
                                        FUNDS, INC.




                                     By:  /s/ Raymond R. Cunningham
                                        --------------------------------------
                                              Raymond R. Cunningham, President



ATTEST:


By:  /s/ Glen A. Payne
   ---------------------------------
         Glen A. Payne, Secretary

                                    EXHIBIT B

                  INVESCO COMBINATION STOCK & BOND FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

      INVESCO COMBINATION STOCK & BOND FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Code of the State of Maryland (the "Company), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Under a power contained in the charter of the Company (the "Charter"), the board of directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held on February 3, 1999, voted to supplement the Articles of Incorporation of the Company and approved re-designating the classes of shares of the Company's Common Stock. This supplement is limited to changes expressly authorized by Section 2-105(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Company's stockholders.

      The Board of Directors reclassified and designated shares (the "Shares") of Common Stock (as defined in the Charter) as shares of INVESCO Total Return Fund with the following classes in the amounts set forth beside each class:

      INVESCO Total Return Fund-- Institutional Class              100,000,000

      SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was seven billion five hundred million (7,500,000,000) shares, $.01 par value per share, having an aggregate par value of seventy-five million dollars ($75,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

      INVESCO Balanced Fund-- Investor Class                       200,000,000
      INVESCO Balanced Fund-- Institutional Class                  100,000,000
      INVESCO Balanced Fund-- Class A                              100,000,000
      INVESCO Balanced Fund-- Class B                              100,000,000
      INVESCO Balanced Fund-- Class C                              100,000,000
      INVESCO Balanced Fund-- Class K                              100,000,000

      INVESCO Core Equity Fund-- Investor Class                  1,000,000,000
      INVESCO Core Equity Fund-- Class A                         1,000,000,000
      INVESCO Core Equity Fund-- Class B                         1,000,000,000
      1NVESCO Core Equity Fund-- Class C                         1,000,000,000
      INVESCO Core Equity Fund-- Class K                         1,000,000,000

      INVESCO Total Return Fund-- Investor Class                   300,000,000
      INVESCO Total Return Fund-- Class A                          300,000,000
      INVESCO Total Return Fund-- Class B                          300,000,000
      INVESCO Total Return Fund-- Class C                          300,000,000
      INVESCO Total Return Fund-- Class K                          100,000,000

      THIRD: The total number of shares of stock of all classes that the Company is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Company has authority to issue is seven billion five hundred million (7,500,000,000) shares of common stock with a par value of one ($0.01) per share of all authorized shares, for an aggregate par value of Seventy-five million dollars ($75,000,000.00).

      FOURTH: The total number of shares of stock which the Company has the authority to issue pursuant to the reclassification of shares described herein is seven billion five hundred million (7,500,000,000) shares, $.01 par value per share, having an aggregate par value of seventy-five million dollars ($75,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

      INVESCO Balanced Fund-- Investor Class                       200,000,000
      INVESCO Balanced Fund-- Institutional Class                  100,000,000
      INVESCO Balanced Fund-- Class A                              100,000,000
      INVESCO Balanced Fund-- Class B                              100,000,000
      INVESCO Balanced Fund-- Class C                              100,000,000
      INVESCO Balanced Fund-- Class K                              100,000,000

      INVESCO Core Equity Fund-- Investor Class                  1,000,000,000
      INVESCO Core Equity Fund-- Class A                         1,000,000,000
      INVESCO Core Equity Fund-- Class B                         1,000,000,000
      INVESCO Core Equity Fund-- Class C                         1,000,000,000
      INVESCO Core Equity Fund-- Class K                         1,000,000,000

      INVESCO Total Return Fund-- Investor Class                   300,000,000
      INVESCO Total Return Fund-- Institutional Class              100,000,000
      INVESCO Total Return Fund-- Class A                          300,000,000
      INVESCO Total Return Fund-- Class B                          300,000,000
      INVESCO Total Return Fund-- Class C                          300,000,000
      INVESCO Total Return Fund-- Class K                          100,000,000

      FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

      SIXTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

      SEVENTH: A description of each class of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as outlined in the Articles of Incorporation of the Company and has not been changed.

      The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

      The undersigned, President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on the 25th day of July, 2003.

                                      INVESCO COMBINATION STOCK
                                         & BOND FUNDS, INC.




                                      By: /s/ Raymond R. Cunningham
                                          --------------------------------------
                                              Raymond R. Cunningham, President


ATTEST:


By: /s/ Glen A. Payne
   --------------------------------
        Glen A. Payne, Secretary